                                                                    EXHIBIT 10.2
                                FIRST AMENDMENT

                                      TO

                           STOCK PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT, dated October 22, 1997 (the "First Amendment"), is by and between QWEST COMMUNICATIONS CORPORATION, a Delaware corporation ("Buyer"), and NEWSUPERNET, a Colorado nonprofit corporation (the "Shareholder"), the sole shareholder of SuperNet, Inc., a Colorado corporation (the "Corporation").

                                   RECITALS
                                   --------

        A. Buyer and the Shareholder entered into a Stock Purchase Agreement dated September 30, 1997 (the "Agreement") under which Buyer agreed to purchase from the Shareholder all of the issued and outstanding capital stock of the Corporation and also agreed to purchase from the Corporation 28,000 newly issued shares of its common stock, $.01 par value.

        B. Schedule 3.16 to the Agreement sets forth certain exceptions to the representations and warranties made by the Shareholder in Section 3.16 of the Agreement with respect to legal proceedings.

        C. Section 10.1(b) of the Agreement provides that the Shareholder agrees to indemnify Buyer and every Affiliate (as defined in the Agreement) of Buyer against and hold them harmless from any and all Damages (as defined in the Agreement) that Buyer or any such Affiliate may sustain by reason of the legal proceedings set forth on Schedule 3.16.

        D. There have been further developments in the legal proceedings originally disclosed on Schedule 3.16, and additional threatened legal proceedings have become known to the Shareholder.

        E. Buyer and the Shareholder now wish to amend Schedule 3.16 to account for the matters referenced in paragraph D above, with the effect that Section 10.1(b) shall apply to Schedule 3.16 as amended hereby.

                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Schedule 3.16 is hereby amended to read in its entirely as follows:

                                 SCHEDULE 3.16

                               LEGAL PROCEEDINGS
                               -----------------

     "1. During July of 1997, an informal claim which threatens litigation was asserted against the Company by counsel for a female employee who contends she was discriminated against in the allocation to her of stock options under the Company's 1995 Performance Stock Option Plan. The Company engaged a law firm to conduct an internal investigation concerning this claim. As a result of such investigation, an offer of settlement was made to the claimant and a second offer of settlement was made to a second claimant. The settlement offers expired, however, without response from either claimant. The Company has received a formal notice and request for information from the Equal Employment Opportunity Commission (copy attached) with respect to the first claimant (Patricia J. Little), indicating that a claim now has been filed. The Company intends to vigorously defend against the allegations. The Company has executed a settlement agreement with the second claimant (Marla Ankenman). The Company has accrued $115,000 as a liability on the Balance Sheet in connection with these items. No assurance can be given that such accrual will prove sufficient to satisfy these claims in full.

      2. Nine employees of the Company delivered a letter to its President on October 17, 1997 (copy attached). The employees, none of whom are optionholders, stated their belief that they should be included in the Company's incentive compensation arrangements. The Company has responded to these assertions. No formal claim has been asserted or articulated by the nine employees, but no assurance can be given that such a claim will not be asserted in the future.

      3. A number of e-mail-messages sent internally among company employees (copy attached) suggests that certain female employees of the Company believe they are not treated equally with male employees at the Company. Although no formal claim has been asserted or articulated in this regard, no assurance can be given that such a claim will not be asserted in the future."

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        2.  Each of Schedules 3.4, 3.8 and 3.15 is hereby amended by adding the following to each as a last paragraph:

                "See additional disclosures on Schedule 3.16."

        3. Schedule 3.3 is hereby amended by adding the following as a last paragraph:

                "Lien in favor of Advance Telecommunications, Inc., for certain equipment. See UCC-1 attached. Secured party has acknowledged (see e-mail message attached) that debt has been paid in full and lien will be released."

        4. Except as specifically amended hereby, the Agreement and the exhibits and schedules attached thereto and all terms and conditions thereof shall remain in full force and effect, without modification.

        EXECUTED on the date first set forth above.

                                            QWEST COMMUNICATIONS CORPORATION,
                                              a Delaware corporation


                                            By: /s/ Robert S. Woodruff
                                               -------------------------------
                                               Name: Robert S. Woodruff
                                               Title: Executive Vice President-
                                                      Finance, Chief Financial
                                                      Officer and Treasurer

                                            SHAREHOLDER:

                                            NEWSUPERNET,
                                              a Colorado nonprofit corporation

                                            By: /s/ Julian Kateley
                                               -------------------------------
                                               Name: Julian Kateley
                                               Title: Chairman


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